Exhibit 10.24

SALES AND USER AGREEMENT
BETWEEN GREEN ENERGY MANAGEMENT SERVICES, INC.
AND RIVERBAY FUND, INC. D/B/A RIVERBAY CORPORATION

THIS AGREEMENT made and entered into this 3rd day of May 2011 between Riverbay Corporation (hereafter “Client”), and Green Energy Management Services, Inc. d/b/a Airlock (hereafter “Airlock” or “GEM”), witnesses that:

WHEREAS, Airlock is the distributor of water valve devices manufactured by PMP Pool Maintenance Protection, Inc. that reduce the amount of air in water delivery systems and thus reduce the amount of water for regular and waste purposes utilized by the end-user;

WHEREAS, the Client owns a certain facility located at the Bronx, New York;

WHEREAS, the Client desires to utilize Airlock to provide energy management services for the facilities owned and/or managed by the Client at the Bronx, New York;

NOW THEREFORE, the Client and Airlock agree as follows:

1.
Context:  This Sales and User Agreement follows those certain conversations between agents of Client and Airlock concerning the testing and ultimate long-term use of the airless water valve technology distributed by Airlock.  To the extent that there is a conflict between this Agreement and those conversations, this Agreement will control.

2.	Definitions: The following defined terms will take the following meaning when referred to in this Sales and User Agreement:

a)	“Airlock” shall refer to Airlock, a division of Green Energy Management Services, Inc.

b)	“Client” shall refer to Riverbay Corporation.

c)	“Unit” shall refer to that certain airless water valve distributed by Airlock that Airlock, in its sole discretion, deems most suited to the needs of the Client.

d)	“Agreement” shall refer to this Sales and User Agreement.

e)	“Client Facilities” shall refer to those facilities at the Bronx, New York in which Airlock will install the Units pursuant to the terms of this Agreement.

3.
Term:  This Agreement shall have an initial term (the “Initial Term”) of five (5) years from the date of installation of the Unit or Units at the Client Facilities.  After the expiration of this Initial Term, the Agreement may be renewed by Client in its discretion for a period of five (5) years (hereafter “Successive Term”) by giving notice to Airlock within ninety (90) days of the expiration of the Initial Term of its intent to renew the Agreement.  The terms and conditions of this Agreement shall be effective during all Initial and Successive Terms.

4.	Airlock Obligations: Except as otherwise provided herein or ordered hereunder, Airlock hereby undertakes the following obligations:

a)
As soon as is reasonably possible after the signing of the Agreement, Airlock will install the Units at the Client Facilities.  The Units will be provided, and the installation will occur, at no cost the Client.

b)
During the Initial Term of this Agreement and any Successive Term, Airlock will perform such routine and necessary maintenance on the Units as is required to repair any defect and the normal wear and tear associated with the Units and their components.  The Client will provide Airlock with the ability reasonably to access the Client’s Facilities so as to perform this routine maintenance and to take all steps necessary to insure the efficacy and security of the Units.  This routine and necessary maintenance will be done at no cost to the Client.

c)
In the event that GEM grants or has installed any Unit at the facilities of any third party and the installation has occurred under circumstances requiring such third party to pay less than any of the payments set forth in this Agreement, such lesser payments shall be reported by GEM to Riverbay and shall be substituted for the payments payable by Client under this Agreement.

d)
GEM warrants that the Units installed pursuant to this agreement qualify for sole source treatment pursuant to the Federal Acquisition Regulation 6.02, in that they are the sole and only responsible source for said Units or like products and no other supplies or services satisfy the requirements of the Client.

e)
GEM warrants that it has exclusive distribution rights to the Units in New York and that it is or will be pursuing litigation against Kevin Hayes and/or any entity owned by him to establish the exclusivity of its rights.  To the extent that said litigation does not establish said exclusivity, or if GEM in its sole discretion determines to discontinue said litigation, then in the month following said occurrence and for the balance of the Term of this Agreement the payment provisions contained in Section 5(a) herein shall revert to the same terms and conditions as contained in the proposal made to the Client by Mr. Hayes and attached hereto (hereafter the “Hayes Terms”), to-wit:

(1)
In the event that the Agreement reverts to the Hayes Terms, the Client will monthly remit 60% of the first 15% of the savings obtained through the installation of the Units, with the balance remaining the property of the Client, and;

(2)	Client will become the owner of the Units at the conclusion of the five (5) year term.

5.	Client Obligations: Except as otherwise provided herein or ordered hereunder, Client hereby undertakes the following obligations:

a)
During the Initial and any Successive Terms, the Client will calculate upon receipt of its water bills each month for the Client Facilities at which the Units are installed the difference between the amount of the bill during that month in the year prior to the installation of the Units and the amount of the bill during the current month.  To the extent that a separate itemization or bill is made for sewerage in addition to ordinary water usage, then the calculation shall include the difference between the amount of both the sewerage and water bills during that month in the year prior to the installation of the Units and the amount of the bill during the current month.  It will then remit to Airlock, by the tenth of that month, an amount equal to 50% of the difference between the current monthly bill or bills and the amount of the bill or bills during that same month in the year prior to the installation of the Units.

As to both water and sewer bills, the Client will provide Airlock with the ability to view said monthly bills online, at any time during the month, and will provide Airlock with such passwords, access codes, personal identification numbers or other tools necessary to access said account information online.

In the event that the occupancy of the Client Facilities increases by more than 10% in any given month, Client will provide Airlock with notice of said increase within five (5) days of said increase.

b)	Throughout all Terms of this Agreement, it will be presumed that the cost of water and sewerage usage shall be set by the City of New York;

c)	The Client will, at its own expense, obtain any servitudes, easements, rights-of-way or other rights necessary for the installation of the Units;

d)
The Client will undertake, at its own expense, the cost of replacing, repairing or otherwise maintaining any of the Units or their components which have been damaged other than through normal wear and tear or defect in the Unit.  To the extent that the Client desires Airlock to perform the obligations set forth in this Section (5)(d), Airlock will undertake the obligations and will invoice the Client the cost of replacement plus 10%.  Remittance of the amount of these invoices by Client will be net thirty days.

e)
The Client shall permit Airlock, at Airlock’s sole expense, to install any such accessory components to the Unit that will protect the security and integrity of the Units provided same does not affect water pressure.

f)
The Client shall refrain from tampering with, interfering with, hindering or otherwise altering the valve from its state as of the time of installation.  Client understands that if it does tamper with, interfere, hinder or otherwise alter the Unit from its state as of the time of installation, Airlock will suffer damages which are difficult to determine and accurately specify.  Client agrees that if it does tamper with, interfere, hinder or otherwise alter the Unit from its state as of the time of installation, Client shall pay Airlock One Thousand Dollars ($1,000.00) as liquidated damages, and not as a penalty, for its having tampered with, interfered with, hindered or otherwise altered the Unit from its state as of the time of installation.  Liquidated damages shall be paid by Client by the fifteenth (15th) Day of the month following the month in which the liquidated damages were incurred.  The liquidated damages provided herein shall be in lieu of all liability for any and all extra costs, losses, loss of profits, expenses, claims, penalties and any other damages, whether special or consequential, and of whatsoever nature incurred by Airlock which are occasioned solely by the Client having tampered with, interfered with, hindered or otherwise altered the Unit from its state as of the time of installation.  This provision does not apply to any other breaches of this Agreement.  This provision will not apply to building emergencies or Acts of God.

6.
Intellectual Property.  The Parties agree that all intellectual property rights, including any patent rights, trademark rights, goodwill or other rights contained in the Units shall remain the sole property of Airlock.  Client is not granted any right to use any of Airlock’s intellectual property without the express, prior written consent of Airlock.

7.
DISCLAIMER OF LIABILITY:  THE UNITS DESCRIBED HEREIN ARE PROVIDED BY AIRLOCK ON AN “AS IS” BASIS, AND AIRLOCK EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICE OR ANY INFORMATION AND PRODUCTS.  IN NO EVENT SHALL AIRLOCK BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER WITH RESPECT TO THE SERVICE, THE INFORMATION AND THE PRODUCTS.

8.	Termination: Except as set forth above in Section (3), no Party may terminate this Agreement during the Initial or Successive Terms except for cause. Cause shall be defined as:

a)	The declaration of bankruptcy by either Party;

b)
A material default of the obligations contained in Section 5, provided that the Party seeking termination has given written notice to the other Party of the material breach and ten (10) days has lapsed from the giving of the written notice without the material default having been corrected.  In the event of a default under this Section (7)(b) during the Initial or Successive Terms, Airlock has the option of removing the Units or leaving them in place at the point of installation.  In the event that Airlock leaves the Units in place, and the Client continues to utilize said Units to obtain energy savings, the Client shall continue to comply with the obligations called for in Sections 5(a) and (b).

c)	Riverbay reserves the right to terminate upon thirty (30) days written notice.

9.
Notices:  Except as expressly provided herein to the contrary, any and all notices, requests, demands and other communications which are required or deemed desirable to be given pursuant to the terms of this Agreement (including invoicing) shall be made in writing, and shall be deemed to have been duly given and sufficient in all respects if delivered personally, or sent by registered or certified mail, postage prepaid, return receipt requested, or if sent by nationally-recognized overnight air courier, or by facsimile, with written confirmation of delivery to the following addresses:

If to Airlock:

Airlock, a Division of Green Energy Management Services, Inc. Attention: Michael Samuel 3401 N. Miami, Suite 240 Miami, Florida 33127

If to Client:

Michael Munns, Esq. or his successor house legal counsel Riverbay Corporation 2049 Bartow Avenue Bronx, New York 10475

10.	Governing Law: This Agreement, its interpretation, enforcement and application, shall be governed by the laws of the State of New York.

11.
Venue:  Any action to interpret, obtain a declaration as to any aspect of, to enforce or in any way to refer to this Agreement shall be brought in the Supreme Court for the County of Bronx, New York or, if jurisdiction can be obtained, in the United States District Court for the Southern District of New York.

12.
Jointly Drafted.  This Agreement has been reviewed and/or revised by counsel for the Client and Airlock.  Accordingly, the Agreement shall be deemed to have been jointly drafted by the Client and Airlock for the purposes of applying any rule of contract construction.

13.	Severability. In the event that any provision of this Agreement shall be held to be void, voidable, or unenforceable in any respect, the remaining portions shall remain in full force and effect.

14.	Headings. Headings in this Agreement are for the convenience of the parties and are not to be used in construing the document.

15.
Complete Agreement.  The Client and Airlock agree that this Agreement, constitutes the full, final and complete settlement of their differences as described herein, and supersedes all other written or oral exchanges, arrangements, or negotiations between them.

16.
Additional Documents.  The Parties agree that, to the extent that additional documents are necessary to execute the obligations called for in this Agreement, they will execute said documents within five (5) days of the request for execution, and they will further provide such additional reasonable assistance as is necessary for the acquisition and/or assignment of the grants, rebates, carbon credits and tax deductions described herein supra.

17.
Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Facsimile signatures shall be deemed original signatures and shall be binding on the parties hereto.

18.	Effective Date. This Agreement will become effective upon the first date listed hereinabove.

WITNESSES:	GREEN ENERGY MANAGEMENT SERVICES, INC. d/b/a AIRLOCK

/s/ Oren Moskowitz	/s/ Michael Samuel

By: Michael Samuel
Oren Moskowitz	its C.E.O.

By:
its

TO:	Director, Bureau of Housing Management N.Y.S. Division of Housing & Community Renewal 25 Beaver Street New York, N.Y. 10004

FROM: RIVERBAY CORPORATION	Date: March 2, 2011

SUBJECT: Bid # 2670, Airless Water Valves	Housing Company #: HC NP-81

We request your approval to award the above work or contract on the basis of the low or Sole source bid of $Based on percentages of savings to Green Energy Management d/b/a Airlock. HM180 “Notification of Intent to Solicit Bids” was forwarded to the Division on N/A and the Division approval was received on N/A.

This contract is not subject to sales tax (if taxable, Bid prices do not include applicable sales tax).

The Board of Directors approved the enclosed bid at a valid meeting on February 9, 2011.  Bids were based on identical specifications and scope of work.  Two copies of the recommended bid documents are enclosed.  The Housing Company has taken affirmative steps to solicit bids from minority and women owed business enterprises.  A listing of all contractors invited to bid and bids received is as follows.  (Use additional sheet if necessary).

COMPANY NAME	BASE BID DOLLARS:	MBE WBE
Green Energy Management d/b/a Airlock	Based on percentage of savings.

No Bids:
Copies of all bids received are enclosed.	Funds are available & will be charged to:
Budget Code: 1350-1420	Resolution #: 10-95

Our Counsel has initiated the face of the contract to indicate review & approval of it as to form and execution.

If over $100,000 the proposed contract was publicly advertised at least 20 days prior to the date of the bid opening as in the attached newspaper notices.

The submitted bid documents should include proof of the following:  *Satisfactory Insurance Coverage* Performance & Payment Bonds (where applicable)

Signature: /s/ Steve Brown
Name & Title: Steven Brown, Contract Administration

Submit original & 2 copies of this form to the Division, retain 1 copy. If not low or sole bid, attach an explanation.

(FOR DHCR USE ONLY)

Date:  April 29, 2011

    X     a.  The Division approves award as recommended by your Company, subject to the comments below, if any.  Kindly send us a duplicate original and a conformed copy of the contract when executed.  NOTE:  The Division must be notified at least one (1) week prior to the start of work.

_____  b.  We regret that we must disapprove your request for the following reasons:  Comments on “a” or “b” below:

DATE STAMP

Reviewed by: /s/ Ricardo Cabodeirlla

Title:                      HCRS II

Approved by:      Ricardo Cabodeirlla

Title:                 Assistant Controller